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                                                                    Exhibit 99.1

( BW)(CA-MICROSEMI)(MSCC) Microsemi Announces AEA Presentation and First Quarter Guidance

Business Editors & High-Tech Writers

 IRVINE, Calif.--(BUSINESS WIRE)--Nov. 2, 2001--

--  Presentation at AEA Classic Financial Conference

--  First Quarter to be up Slightly

  Microsemi Corp. (Nasdaq:MSCC), today announced that it is participating in the AEA Classic Financial Conference to be held in San Diego next week.

  The company further announced its forecast for the first quarter (October-December) of its 2002 fiscal year.

  Microsemi will present a new look at its business and emerging products during Session I of this important financial conference. A live webcast of the presentation will be available on Monday, Nov. 5, 2001 at 11 am PST at: http://www.microsemi.com/corporate/literature/corppresentation.pdf, and will be archived on the company's site and available for replay for six months.

  Microsemi also indicated that it expects sales for its first quarter to be slightly ahead (up to 2%) from its just completed fourth quarter. The company will update this guidance when it reports the final Fourth Quarter and Full Fiscal Year 2001 results on Wednesday, Nov. 28, 2001.

 About Microsemi

  Microsemi is a leading designer, manufacturer and marketer of analog, mixed-signal and discrete semiconductors. The company's semiconductors manage and regulate power, protect against transient voltage spikes and transmit, receive and amplify signals.

  Microsemi products include individual components as well as complete circuit solutions that enhance customer designs by providing battery optimization, reducing size or protecting circuits. Markets the company serves include mobile connectivity, computer/peripherals, telecommunications, medical, industrial/commercial, space/satellite and military.

  More information may be obtained by contacting the company directly or by visiting its Web site at http://www.microsemi.com.

  "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Any statements set forth in the news release that are not entirely historical and factual in nature are forward-looking statements. For instance, all statements of belief and expectations are forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Potential risks and uncertainties include,
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but are not limited to, such factors as the difficulties regarding the making of estimates and projections, hiring and retention of qualified technical personnel in a competitive labor market, acquiring and integrating new operations or assets, rapidly changing technology and product obsolescence, the ability to realize cost savings or productivity gains, the ability to improve capacity utilization, potential cost increases, the strength and competitive pricing environment of the marketplace, demand for and acceptance of the company's products, the results of planned development, marketing and promotional campaigns, changes in demand for products, difficulties of foreseeing future demand, effects of limited visibility of future sales, potential non-realization of expected orders or non-realization of backlog, business and economic conditions or adverse changes in current or expected industry conditions, customer order preferences, and fluctuations in market prices of the company's common stock, difficulties in implementing company strategies, environmental matters, litigation, difficulties protecting proprietary rights, and inventory obsolescence. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties and risks identified in the company's most recent Form 10-K filed on Dec. 21, 2000, and the final prospectus on Form S-3 filed on June 1, 2000, by the company with the Securities and Exchange Commission. The company does not undertake to supplement or correct any information in this release that is or becomes incorrect.

 CONTACT: Microsemi Corp., Irvine
          David R. Sonksen (financial), 949/221-7101
             or
          Cliff Silver (editorial), 949/221-7112

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